UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2004

LA JOLLA PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24274	33-0361285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive
San Diego, California 92121
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (858) 452-6600

Item 5. Other Events and Required FD Disclosure
Item 7. Exhibits
SIGNATURES>
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure

     On November 22, 2002, the Company filed, pursuant to Rule 415 under the Securities Act of 1933, as amended, a registration statement on Form S-3 (File No. 333-101499), including a prospectus, which, as amended, was declared effective on December 12, 2002.

     On February 19, 2004, the Company entered into an underwriting agreement, pursuant to which it agreed to sell 8,695,653 shares of its common stock in an underwritten public offering. The Company also granted the underwriter an option, exercisable within 30 days of the date of the prospectus supplement, to purchase an additional 1,304,347 shares to cover over-allotments. On February 20, 2004, the Company filed a Prospectus Supplement, dated February 19, 2004, relating to the underwritten public offering of the shares.

     The Company anticipates that its existing cash, investments and interest earned thereon plus the proceeds that it expects to receive from the shares of common stock that it is offering pursuant to the Prospectus Supplement, dated February 19, 2004, will be sufficient to fund the Company’s operations as currently planned into the second quarter of 2005, assuming that the Company does not engage in any significant clinical trial or commercialization activities and further assuming that the Company does not enter into an agreement with a collaborative partner or engage in any other fundraising activities. However, the amounts expended by the Company may vary significantly, and it is possible that its cash requirements will exceed current projections and that the Company will therefore need additional financing sooner than currently expected.

Item 7. Exhibits.

(c)	Exhibits:

     The following exhibits are filed with this Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 19, 2004, by and between the Company and Pacific Growth Equities, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the shares

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated February 20, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2004

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ Steven B. Engle

Steven B. Engle
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 19, 2004, by and between the Company and Pacific Growth Equities, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the shares

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated February 20, 2004